UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 30, 2010

CLARK HOLDINGS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32735	43-2089172
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 New York Avenue, Trenton, New Jersey	08638
(Address of Principal Executive Offices)	(Zip Code)

(609) 396-1100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

We held our annual meeting of stockholders on June 30, 2010. At the annual meeting, our stockholders considered two proposals, (i) the election of three Class B directors to serve for the ensuing three-year period and until their successors are elected and qualified and (ii) the ratification of the appointment of ParenteBeard LLC (“Parente”) as our independent registered public accounting firm for the fiscal year ending January 1, 2011.

Our board of directors is divided into three classes, designated as Class A, Class B and Class C, with only one class of directors being elected in each year and each class serving a three-year term. The term of office of our three Class B directors, consisting of Donald G. McInnes, Edward W. Cook and Brian Bowers, expired at this year’s annual meeting. The term of office of our two Class C directors, consisting of Maurice Levy and one vacancy, will expire at our 2011 annual meeting. The term of office of our two Class A directors, consisting of Gregory E. Burns and Robert C. LaRose, will expire at our 2012 annual meeting.

The stockholders re-elected Messrs. McInnes, Cook and Bowers as the Class B directors at the annual meeting.  The following is a tabulation of the number of shares voted for the re-election of each nominee, the number of shares as to which authority was withheld with respect to the re-election of each nominee and the number of shares subject to broker non-votes with respect to the re-election of each nominee:

Name	For	Authority Withheld	Broker Non-Votes
Donald G. McInnes	4,833,519	774,185	4,895,440
Edward W. Cook	4,833,419	774,285	4,895,440
Brian Bowers	4,833,419	774,285	4,895,440

The stockholders also ratified the appointment of Parente at the annual meeting.  The following is a tabulation of the number of shares voted for the ratification of Parente, the number of shares voted against the ratification of Parente and the number of shares abstaining with respect to the ratification of Parente:

For	Against	Abstain
9,827,218	675,926	0

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description

99.1	Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2010	CLARK HOLDINGS INC.

	By:	/s/ Gregory E. Burns
Gregory E. Burns
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release.